                                                               EXHIBIT 99.8


                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                            GUARDSMAN PRODUCTS, INC.
                                       AT

                              $23.00 NET PER SHARE
                                       BY

                           LP ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF

                             LILLY INDUSTRIES, INC.
         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
        NEW YORK CITY TIME, ON THURSDAY, APRIL 4, 1996, UNLESS EXTENDED.

                                                                   March 8, 1996

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated March 8, 1996 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by LP Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lilly Industries, Inc., an Indiana corporation ("Parent"), to purchase shares of common stock, par value $1.00 per share (the "Shares"), of Guardsman Products, Inc., a Delaware corporation (the "Company"), and the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 8, 1986, as amended, between the Company and Chemical Bank, as Rights Agent, at $23.00 per Share (and associated Right), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. (Unless the context otherwise requires, all references to Shares shall include the Rights.) Also enclosed is the Letter to Stockholders of the Company from the Chairman of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $23.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

          2. The Board of Directors of the Company has, by unanimous vote of all directors present, approved the Offer and the Merger (as defined below) and determined that the Offer and the Merger, taken together, are fair to, and in the best interests of, the stockholders of the Company and, subject to the fiduciary duties of the Board, recommends that the stockholders of the Company accept the Offer and tender their Shares.

          3. The Offer is being made for all outstanding Shares.

          4. The Offer is being made pursuant to the Merger Agreement, dated as of March 4, 1996 (the "Merger Agreement"), between Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by (i) Parent or the Purchaser or by any wholly-owned subsidiary of Parent or Purchaser or in the treasury of the Company or by any wholly-owned subsidiary of the Company or (ii) stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $23.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent at least a majority of the number of Shares outstanding on a fully diluted basis. Three stockholders beneficially holding approximately 48% of the outstanding Shares on a fully diluted basis have entered into agreements with Parent pursuant to which they have agreed, among other things, to tender their Shares pursuant to the Offer as more completely described in the Offer to Purchase.

          6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, April 4, 1996, unless the Offer is extended by the Purchaser. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or timely Book-Entry Confirmation of a transfer of such Shares as described in Section 2 of the Offer to Purchase), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery and any other documents required by the Letter of Transmittal.

          7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the following page. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                            GUARDSMAN PRODUCTS, INC.
                                       BY
                           LP ACQUISITION CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated March 8, 1996, of LP Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lilly Industries, Inc., an Indiana corporation, and the related Letter of Transmittal, relating to shares of common stock, par value $1.00 per share (the "Shares"), of Guardsman Products, Inc., a Delaware corporation (the "Company"), and the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 8, 1986, as amended, between the Company and Chemical Bank, as Rights Agent. Unless the context otherwise requires, all references to Shares shall include the Rights.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

                        NUMBER OF SHARES TO BE TENDERED*
                                            SHARES

             ------------------------------------------------------

             ------------------------------------------------------
                                  Signature(s)

             ------------------------------------------------------

             ------------------------------------------------------
                              Please Print Name(s)

             ------------------------------------------------------

             ------------------------------------------------------
                           Address (Include Zip Code)

             ------------------------------------------------------

             ------------------------------------------------------
                         Area Code and Telephone Number

             ------------------------------------------------------

             ------------------------------------------------------
                 Taxpayer Identification or Social Security No.

                       Dated:                      , 1996
------------------------------
* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
  (our) account will be tendered.